COMPRAVENTA PARTICIPACION EXPLOTACION MINERA

EN PERTENENCIA MINERA JOSÉ DEL TRANSITO

"ALL GRADE MINING, INC."
A
"MORALVA HOLDINGS, INC."

EN SANTIAGO, REPUBLICA DE CHILE, a ocho días del mes de Junio del año dos mil doce, ante mí, **MARIA SOLEDAD SANTOS MUÑOZ**, Abogada, Notaria Público Titular de la Séptima Notaría de Santiago, con domicilio en calle Agustinas mil ciento sesenta y uno, entrepiso, local dieciocho, Santiago, comparece don **GARY KOULETAS**, norteamericano, factor de comercio, casado, pasaporte norteamericano número dos uno siete tres seis siete siete siete cuatro, rol único tributario chileno número cuarenta y ocho millones ciento cuarenta y nueve mil noventa y nueve guión cinco, domiciliado en trescientos setenta West, Pleasantview Avenue, número ciento sesenta y tres, Hackensack, New Jersey, Estados Unidos de Norteamérica, N J cero siete seis cero, y para estos efectos en Paseo Huérfanos mil ciento setenta y ocho oficina seiscientos siete, Santiago, actuando por sí y además como único socio de su compañía **"ALLGRADE MINING, INC."** y de su mismo domicilio, en adelante la compradora o cesionaria y por la otra la comparece don **JOSE ANTONIO ALVAREZ,** norteamericano, factor de comercio, casado, pasaporte norteamericano número cuatro cuatro cero nueve nueve siete tres tres cinco, rol único tributario chileno número cuarenta y ocho millones ciento treinta y tres mil quinientos treinta y cinco guión tres, domiciliado en trescientos veinticinco, Washington Place, Hackensack, New Jersey, Estados Unidos de Norteamérica, N J cero siete seis cero cuatro, y para estos efectos en Santa Lucía número ciento cincuenta, Piso Sexto, actuando por sí y además como único socio de su compañía **"MORALVA HOLDINGS, INC."** y de su mismo domicilio, en adelante la cedente o vendedora, ambos comparecientes mayores de edad, quienes acreditaron sus identidades con los documentos ya indicados y expresaron lo siguiente: **PRIMERO:** Mediante escritura pública suscrita con fecha de hoy, suscrita en esta misma Notaría, la sociedad **"MORALVA HOLGINS, INC.",** adquirió el cien por ciento, por los próximos cinco años de

la explotación de la pertenencia minera **"JOSE DEL TRANSITO UNO AL VEINTE",** ubicada en la misma Comuna de Ovalle, Cuarta Región, Chile, conforme a los detalles y condiciones allí indicados los que se dan por reproducidos en esta escritura. **SEGUNDO:** Por el presente instrumento, **"MORALVA HOLDINGS,INC.",** representada por quién comparece a su nombre, vende, cede y transfiere el cien por ciento de su derecho de explotación de la pertenencia minera singularizada en la cláusula anterior, en la forma y condiciones que más adelante se dirán. **TERCERO:** El precio de esta cesión es la cantidad de **CINCO MILLONES DE ACCIONES COMUNES E IRRESTRICTAS** de la sociedad compradora, que entregará a la sociedad vendedora, dentro de los próximos quince días, a contar de esta fecha. Minuta redactada por el abogado don Carlos Ignacio Eva Tapia.

JOSE ANTONIO ALVAREZ
pp. MORALVA HOLDINGS, INC.

GARY KOULETAS
pp. ALL GRADE MININGS, INC.